Exhibit 5.1







April 17, 2002

Playboy Enterprises, Inc.
680 North Lake Shore Drive,
Chicago, Illinois  60611

       Re:  Playboy Enterprises, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to Playboy Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). The Registration Statement relates to the resale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of up to 1,475,459 shares (the "Shares") of Class B common stock of the Company, par value $0.01 per share (the "Common Stock"), to be issued pursuant to the terms of an asset purchase agreement, dated as of June 29, 2001 (the "Purchase Agreement"), by and among the Company, Califa Entertainment Group, Inc., V.O.D., Inc., Steven Hirsch, Dewi James and William Asher. We understand that the number of Shares being registered represents a good-faith estimate by the Company of the number of such shares the Company would be required to issue as payment of the first two installments of consideration pursuant to the terms of the Purchase Agreement.

         This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) an executed copy of the Purchase Agreement,
(iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iv) the Amended and Restated Bylaws of the Company, as currently in effect, (v) a specimen certificate representing the Common Stock and (vi) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that each of such documents constitutes the valid and binding obligation of each party to such documents (other than the Company) enforceable against such other party in accordance with its terms. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         We express no opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and that when (i) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar of the Common Stock, and (ii) the shares are issued and paid for in accordance with the terms and conditions of the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                          Very truly yours,


                                          /s/ Skadden, Arps, Slate, Meagher
                                                & Flom (Illinois)